SECOND AMENDMENT TO
                                 LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT dated as of July 1, 1998 (this "Amendment"), is between QUAD CITY HOLDINGS, INC., a Delaware corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Quad City Bancard, Inc. ("Bancard") and the Bank entered into a Loan Agreement dated as of May 15, 1996, as amended by a First Amendment thereto dated June 1, 1997, which, among other things, deleted Bancard therefrom (collectively, the "Agreement"); and

         NOW,  THEREFORE,  in  consideration  of the premises and other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

         2. AMENDMENTS TO THE AGREEMENT.


             2.1 Amendment to Section 3(i) of the Agreement. Section 3(i) of the Agreement is hereby amended as of the date hereof by restating it in its entirety, as follows:

             "3. Note Evidencing Borrowing. The Loan shall be evidenced by a promissory note (the "Note") executed by the Borrower in the principal amount of $4,500,000 and shall be in the form of Exhibit A-2 attached hereto. Without in any way limiting the terms of the Note:"

             2.2 Amendment to Section 3(i)(a) of the Agreement. Section 3(i)(a) of the Agreement is hereby amended as of the date hereof by restating it in its entirety, as follows:

         "(a) The Borrower shall pay interest on amounts outstanding under the Note as provided herein. Interest shall be payable quarterly, in arrears, commencing October 1, 1998 and continuing on the first day of each October, January, April and July thereafter, with a final payment of all outstanding amounts due under the Note, including, but not limited to principal, interest and any amounts owing under Subsection 11(k) of this Agreement, if not sooner paid, on July 1, 2000. The amounts outstanding from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal to the Prime Rate or Adjusted LIBOR (as such terms are hereinafter defined).

                  At any time and from time to time the Borrower may identify portions of the outstanding principal balance of the Note (each, a "LIBOR Loan") which will bear interest at "Adjusted LIBOR" (hereinafter defined). Each LIBOR Loan must equal $250,000 or an integral multiple thereof. "Adjusted LIBOR" means a rate of interest equal to two percent (2%) per annum in excess of the per annum rate of interest at which U.S. dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant "Interest Period" (hereinafter defined) are offered generally to the Bank (rounded upward if necessary, to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) two banking days prior to the commencement of each Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean successive one, two, three or six month periods as selected from time to time by the Borrower by notice given to the Bank not less than three banking days prior to the first day of each respective Interest Period; provided that: (i) each such one, two, three or six month period occurring after such initial period shall commence on the day on which the next preceding period expires; (ii) the final Interest Period shall be such that its expiration occurs on or before the stated maturity date of the Note; and (iii) if for any reason the Borrower shall fail to select timely a period, then it shall be deemed to have selected a one-month period; provided that, at any time any Interest Period expires less than one month before the maturity of the Note, then, for the period commencing on such expiration date and ending on the maturity date such LIBOR Loan shall convert to a loan bearing interest at the Prime Rate. Interest on each LIBOR Loan shall be payable on the last banking day of each Interest Period with respect thereto, commencing on the first such date to occur after the date hereof, at maturity, after maturity on demand, and on the date of any payment hereon on the amount paid. The Borrower hereby further promises to pay to the order of the Bank, on demand, interest on the unpaid principal amount hereof after maturity (whether by acceleration or otherwise) at the Default Rate set forth in subsection (b), below.

                  The Bank's determination of Adjusted LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if the Bank determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (a) U.S. dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, the Bank shall promptly notify the Borrower and such LIBOR Loan shall automatically convert on the last day of its then-current Interest Period to a loan bearing interest at the Prime Rate.

                  If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office (a "Regulatory Change"), shall, in the opinion of counsel to the Bank, makes it unlawful for the Bank to make or maintain any LIBOR Loan evidenced hereby, then the Bank shall promptly notify the Borrower and such LIBOR Loan shall automatically convert on the last day of its then-current Interest Period to a loan bearing interest at the Prime Rate.

                  If, for any reason, any LIBOR Loan is paid prior to the last banking day of its then-current Interest Period, the Borrower agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

                  If any Regulatory  Change  (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loan or the Bank's funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount."

        3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

             3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

             3.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

             3.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

             3.4 No Default.  As of the date hereof,  no Event of Default  under
Section 9 of the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

             3.5 Warranties. As of the date hereof, the representations and warranties in Section 5 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

        4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

             (a)  This Amendment, duly executed by the Borrower;

             (b) A Replacement Revolving Credit Note in the form of Exhibit A-2 attached hereto, duly executed by the Borrower; and

             (c) Such other documents and instruments as the Bank reasonably requests.

        5. GENERAL.

             5.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

             5.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

             5.3 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.


LASALLE NATIONAL BANK               QUAD CITY HOLDINGS, INC.


By:                                 By:
Its:                                Its:

September 21, 1998